Exhibit 99.1

Contact Information:

Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Sarika Sahni	Corey Kinger
Manager, Investor Relations	(212) 986-6667
(212) 589-2751

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES SECOND QUARTER 2007 RESULTS

NEW YORK, N.Y., August 1, 2007 – Weight Watchers International, Inc. (NYSE: WTW) today announced results for the second quarter ended June 30, 2007.

Second Quarter 2007 Results

For the second quarter of 2007, net revenues increased 20% or $65.2 million to $386.3 million, up from $321.1 million in the second quarter of 2006. Fully diluted earnings per share were $0.73 in the second quarter of 2007 versus $0.58 in the prior year period, up 26%. During the second quarter of 2006, the Company completed the refinancing of its debt and incurred an early extinguishment of debt charge of $0.01 per fully diluted share. Excluding this non-recurring expense, fully diluted earnings per share were $0.59 for the second quarter of 2006.

Net income in the second quarter of 2007 was $58.0 million, versus $57.9 million in the second quarter of 2006. During the first quarter of 2007, the Company increased its debt level primarily to finance its self-tender and repurchase of 19.1 million shares. Accordingly, interest expense in the second quarter of 2007 was $29.0 million, up from $11.5 million in the second quarter of 2006, while fully diluted shares of the Company decreased to 79.4 million shares from 100.2 million shares in the second quarter of 2006.

First Half 2007 Results

For the first half of 2007, net revenues increased 18.5% or $122.6 million to $785.7 million, up from $663.1 million in the first half of 2006. Fully diluted earnings per share were $1.36 in the first half of 2007 versus $1.14 in the prior year period. Excluding from the first half of 2007 and the first half of 2006, $0.02 per share and $0.01 per share, respectively, of non-recurring expense associated with the early extinguishment of debt, fully diluted earnings per share were $1.38 for the first half of 2007 as compared to $1.15 in the prior year period, up 20%.

During the first half of 2007, net income was $111.8 million versus $114.9 million in the first half of 2006. As previously explained, during the first quarter of 2007, the Company increased its debt level. Accordingly, interest expense in the first half of 2007 was $54.3 million, up from $22.8 million in the first half of 2006, while average fully diluted shares of the Company decreased.

Commenting on results, David Kirchhoff, President and Chief Executive Officer, said, “I am pleased with our strong second quarter results which benefited from the continued positive impact of our Monthly Pass committment plan in North America, robust product sales around the world and the expanding awareness of our Weight Watchers Online internet product. We are now focused on taking meaningful steps to bring new energy to the brand with more effective and differentiated marketing, which we believe will support our continued growth into 2008 and beyond.”

The Company raised the bottom end of its full year 2007 earnings guidance range, narrowing it to between $2.38 and $2.49 per fully diluted share, which excludes $0.02 per share of non-recurring expense associated with the early extinguishment of debt in the first quarter of 2007.

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer, and Ann Sardini, Chief Financial Officer, will discuss second quarter results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for 30 days.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 50,000 weekly meetings where members receive group support and education about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review our filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

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WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	June 30, 2007	December 30, 2006
ASSETS
Current assets	$202.1	$154.7
Property and equipment, net	32.0	31.0
Goodwill, franchise rights and other intangible assets, net	792.1	764.3
Deferred income taxes	10.2	43.9
Other	9.9	8.5

TOTAL ASSETS	$1,046.3	$1,002.4

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities	$287.1	$236.5
Long-term debt	1,741.9	830.2
Other	8.6	4.1

TOTAL LIABILITIES	2,037.6	1,070.8

Shareholders’ deficit	(991.3)	(68.4)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,046.3	$1,002.4

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Revenues, net	$386.3	$321.1	$785.7	$663.1
Cost of revenues	166.7	140.6	340.0	290.1

Gross profit	219.6	180.5	445.7	373.0
Marketing expenses	53.6	40.9	124.4	94.8
Selling, general and administrative expenses	42.7	34.2	82.3	68.7

Operating income	123.3	105.4	239.0	209.5
Interest expense, net	29.0	11.5	54.3	22.8
Other (income) / expense, net	—	(0.7)	(0.1)	(0.8)
Early extinguishment of debt	—	1.3	3.0	1.3

Income before income taxes	94.3	93.3	181.8	186.2
Provision for income taxes	36.3	35.4	70.0	71.3

Net income	$58.0	$57.9	$111.8	$114.9

Earnings Per Share:
Basic	$0.74	$0.58	$1.37	$1.15

Diluted	$0.73	$0.58	$1.36	$1.14

Weighted average common shares outstanding:
Basic	78.7	99.5	81.9	100.0

Diluted	79.4	100.2	82.5	100.8

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Total Revenues (in $ millions)
Meeting Fees	232.7	187.3	467.6	385.8
Product Sales	89.5	78.0	194.8	167.5
Internet Revenues	38.4	33.6	74.1	64.9
Franchise Commissions	4.5	5.5	9.7	11.7
All Other	21.1	16.7	39.6	33.3

Total Revenues	386.3	321.1	785.7	663.1

North America (in $ millions)
Meeting Fees	160.9	120.7	315.9	248.8
Product Sales	49.6	44.3	106.4	94.0

Total	210.5	165.1	422.3	342.8

International Revenues (in $ millions)
Meeting Fees	71.9	66.6	151.7	137.0
Product Sales	39.9	33.7	88.3	73.5

Total	111.8	100.3	239.9	210.5

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	15.5	10.8	30.4	22.6
UK Meeting Paid Weeks	3.3	3.1	7.0	6.4
CE Meeting Paid Weeks	2.9	3.1	6.1	6.5
Other Meeting Paid Weeks	0.7	0.7	1.6	1.6

Sub-total Meeting Paid Weeks	22.4	17.7	45.1	37.1
Online Paid Weeks	7.9	6.5	15.3	12.6

Total Paid Weeks	30.3	24.2	60.4	49.7

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers (2)	613.0	501.0	613.0	501.0

Attendance (in millions)
North America	10.4	9.1	21.5	19.4
UK	3.2	3.1	6.8	6.4
CE	2.8	3.0	6.0	6.4
Other	0.6	0.7	1.5	1.6

Total Attendance	17.0	15.9	35.8	33.8

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

(2)	As of the third fiscal quarter of 2006, we began reporting only our end-of-period active subscribers for Weight Watchers Online, our product for non-meeting members. Previously, we had also included subscribers for Weight Watchers eTools, our internet companion for meeting members. A corresponding adjustment to remove eTools subscribers was made to the first and second fiscal quarters of 2006 for comparability purposes.